UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2023
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07     Submission of Matters to a Vote of Security Holders

On June 5, 2023, Hagerty, Inc. (the "Company") held its 2023 Annual Meeting of Stockholders (the "Annual Meeting"). Holders representing 280,350,969 shares of the Company's common stock were represented in person or by proxy. Votes were cast as follows:

Proposal 1: Election of Directors

Each of the following directors received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present, and were elected for a one-year term expiring at the Company's 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
McKeel Hagerty	2,526,323,967	3,854,894	9,477,262
Michael Angelina	2,526,081,797	4,097,064	9,477,262
F. Michael Crowley	2,529,721,804	457,057	9,477,262
Laurie Harris	2,528,369,247	1,809,614	9,477,262
Robert Kauffman	2,530,130,118	48,743	9,477,262
Sabrina Kay	2,527,962,298	2,216,563	9,477,262
Mika Salmi	2,530,122,489	56,372	9,477,262
William Swanson	2,530,131,485	47,376	9,477,262
Randall Harbert	2,530,167,940	10,921	9,477,262

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain
2,539,555,619	52,196	48,308

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Barbara E. Matthews
Date: June 8, 2023	Barbara E. Matthews
SVP, General Counsel and Corporate Secretary